UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2025

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto,CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures set forth in Item 5.03 of this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 5.07 of this Current Report on Form 8-K are incorporated into this Item 5.02 by reference.

On July 24, 2025, at the 2025 Annual Meeting (the “Annual Meeting”) of the stockholders of 180 Life Sciences Corp. (the “Company”, “we” and “us”), the stockholders of the Company approved the Fourth Amendment (“Fourth Amendment”) to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (the Third Amended and Restated 2022 Omnibus Incentive Plan, as amended by the Fourth Amendment, the “OIP”) in accordance with the voting results set forth below under Item 5.07. The Fourth Amendment was originally approved by the Board of Directors of the Company on June 25, 2025, subject to stockholder approval and the Fourth Amendment became effective at the time of stockholder approval.

The material terms of the OIP, as amended by the Fourth Amendment, were described in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) under the caption “Proposal 2 – Adoption of the Fourth Amendment to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan” filed with the Securities and Exchange Commission (SEC) on July 7, 2025. Awards under the OIP may be made in the form of performance awards, restricted stock, restricted stock units, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, other stock-based awards and dividend equivalents. Awards are generally non-transferable. Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the aggregate number of shares of common stock which may be issued pursuant to awards under the OIP is initially 5,000,000 (an increase of 4,000,000 shares from the number previously applicable). Additionally, on January 1st of each year for a period of seven years commencing on January 1, 2026, and ending on (and including) January 1, 2032, the number of shares available under the OIP increases in an amount equal to ten percent (10%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year; provided, however, that the Board of Directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock. A 100,000,000 share limit applies to the total number of incentive stock options which may be awarded pursuant to the terms of the OIP.

Employees, non-employee directors, and consultants of the Company and its subsidiaries are eligible to participate in the OIP. Incentive stock options may be granted under the OIP only to employees of our company and its subsidiaries. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the OIP.

The above description of the Fourth Amendment and the OIP does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fourth Amendment and the OIP as amended by the Fourth Amendment, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated by reference into this Item 5.02.

Also at the Annual Meeting, the stockholders of the Company approved the 180 Life Sciences Corp. 2025 Option Incentive Plan (the “2025 Option Plan”) in accordance with the voting results set forth below under Item 5.07. The 2025 Option Plan was originally approved by the Board of Directors of the Company on June 17, 2025. Notwithstanding such adoption, in accordance with the rules of the Nasdaq Capital Market, following the date of adoption, but prior to July 27, 2025, when the 2025 Option Plan was approved by stockholders (the “Stockholder Approval Date”), (i) no stock options granted thereunder could be exercised, and (ii) if stockholder approval was not received, the 2025 Option Plan was to be unwound, and the outstanding stock options granted thereunder cancelled (the “Nasdaq Pre-Approval Requirements”). The 2025 Option Plan was adopted in accordance with the rules of The Nasdaq Capital Market, which allow the Company to adopt an equity arrangement and grant options thereunder prior to obtaining stockholder approval, provided that (i) no options can be exercised prior to obtaining stockholder approval, and (ii) the plan can be unwound, and the outstanding options cancelled, if stockholder approval is not obtained.

Effective on the Stockholder Approval Date, the prior awards made under the 2025 Option Plan became exercisable and are no longer subject to cancellation pursuant to the Nasdaq Pre-Approval Requirements.

The material terms of the 2025 Option Plan were described in the Proxy Statement under the caption “Proposal 3 – Approval of the 180 Life Sciences Corp. 2025 Option Incentive Plan”. The 2025 Option Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to the terms of the 2025 Option Plan (including any limitations provided by federal or state securities laws), to receive (i) incentive stock options (to eligible employees only); or (ii) nonqualified stock options. Incentive stock options granted under the 2025 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”). Nonqualified (non-statutory stock options) granted under the 2025 Plan are not intended to qualify as incentive stock options under the Code. The aggregate number of shares of common stock which may be issued pursuant to awards under the 2025 Option Plan is 1,000,000, and as of the date of this Current Report on Form 8-K, all 1,000,000 awards have been granted by the Company.

The above description of the 2025 Option Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2025 Option Plan, which is incorporated by reference herein as Exhibit 10.3, and is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 5.07 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Amendment to Authorized Shares of Common Stock

As discussed in greater detail below in Item 5.07, which is incorporated by reference into this Item 5.03 by reference, on July 24, 2025, at the Annual Meeting of the Company, the stockholders of the Company approved, among other things, an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from one hundred million (100,000,000) shares to one billion (1,000,000,000) shares (the “Authorized Shares Amendment”), in accordance with the voting results set forth below under Item 5.07.

On July 24, 2025, immediately following the Annual Meeting, the Company filed the Authorized Shares Amendment with the Secretary of State of Delaware, which Authorized Shares Amendment became effective on the same date, immediately upon filing. As a result of such filing, the Company’s authorized shares of common stock increased from 100,000,000 shares to 1,000,000,000 shares.

The foregoing description of the Authorized Shares Amendment does not purport to be complete and is qualified in its entirety by reference to the Authorized Shares Amendment filed with the Secretary of State of Delaware on July 24, 2025, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference in its entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders representing 2,389,696 shares of the Company’s capital stock entitled to vote at the Annual Meeting were present in person or by proxy representing 39.57% of the voting shares issued and outstanding on the record date of June 30, 2025, and constituting a quorum to conduct business at the Annual Meeting. The following sets forth the matters that were voted upon by the Company’s stockholders at the Annual Meeting and the voting results for such matters. These matters are described in more detail in the Proxy Statement.

Proposal 1

The two individuals listed below were elected at the Annual Meeting to serve as Class I directors of the Company, each to serve a term of two years and until their respective successors have been elected and qualified, or until such director’s resignation or removal, by the following vote:

Director Nominee	For	Withheld	Broker Non-Votes
Lawrence Steinman, M.D.	2,369,380	20,298	—
Stephen H. Shoemaker	2,387,228	2,468	—

No stockholders abstained from voting on the appointment of the directors of the Company as discussed above.

Proposal 2

A management proposal to approve the adoption of the Fourth Amendment to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
2,363,243	24,592	1,861	—

Proposal 3

A management proposal to approve the adoption of the 180 Life Sciences Corp. 2025 Option Incentive Plan, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
2,379,325	8,405	1,966	—

Proposal 4

A management proposal to approve on an advisory (non-binding) basis named executive officer compensation, as described in the Proxy Statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
2,381,756	6,166	1,774	—

Proposal 5

A management proposal to provide discretionary authority to the Company’s Board of Directors to (A) approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding shares of our common stock, par value $0.0001 per share, by a ratio of between one-for-four to one-for-forty, inclusive, with the exact ratio to be set at a whole number to be determined by our Board of Directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to July 24, 2026, and (B) determine whether to arrange for the disposition of fractional interests by shareholders entitled thereto, to pay in cash the fair value of fractions of a share of common stock as of the time when those entitled to receive such fractions are determined, or to entitle shareholders to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares of common stock rounded up to the next whole number, as described in the Proxy Statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
2,381,839	6,199	1,658	—

Proposal 6

A management proposal to approve an Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from one hundred million (100,000,000) shares to one billion (1,000,000,000) shares, as described in the Proxy Statement, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
2,379,503	8,343	1,850	—

Proposal 7

A management proposal to ratify the appointment of M&K CPAs, PLLC, as the Company’s independent auditors for the fiscal year ending December 31, 2025, was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
2,388,703	712	281	—

Proposal 8

A management proposal to approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the Proposals 5 or 6, was approved by the following vote, provided that no adjournment of the Annual Meeting was ultimately deemed necessary:

For	Against	Abstain	Broker Non-Votes
2,384,841	4,398	457	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on July 24, 2025
10.1*	Fourth Amendment to 180 Life Sciences Corp. 2022 Omnibus Incentive Plan
10.2*	Fourth Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan
10.3	180 Life Sciences Corp. 2025 Option Incentive Plan (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 18, 2025, and incorporated herein by reference)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: July 24, 2025	By:	/s/ Blair Jordan
Blair Jordan
Chief Executive Officer